As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURPLE BIOTECH LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Tel: +972-3-933-3121

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Sharon Rosen, Adv.	Rick A. Werner, Esq. Jayun Koo, Esq.
FISCHER (FBC & Co.)	Haynes and Boone, LLP
146 Derech Menachem Begin Tel Aviv-Yafo 6492103, Israel +972 3-694-4111	30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel: +1 212 659-7300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities which remain unsold under the Registration Statement on Form F-3 (File No. 333-268710) (the “Unsold Securities”) filed on December 8, 2022, and declared effective on May 22, 2023 which is due to expire on May 22, 2026 (“Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the Company may issue and sell securities under the Prior Registration Statement, including pursuant to the prospectus supplement to the base prospectus included in the Prior Registration Statement in connection with our existing At the Market Offering Agreement, dated September 19, 2025 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), until the earlier of the effective date of this Registration Statement or 180 days after May 22, 2026. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs from time to time through Wainwright, acting as our agent under an “at-the-market” equity offering program (“ATM program”). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million. As of the date of this prospectus such amount is approximately USD 824,331.

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to USD 200,000,000 of ordinary shares, which may be represented by American Depositary Shares (“ADSs”), preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes (collectively, the “Shelf Securities”); and

●	a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of USD 824,331 of ADSs from time to time under the Sales Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any Shelf Securities to be offered pursuant to the base prospectus other than the ADSs under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the ADSs to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The USD 824,331 of our ADSs that may be offered, issued and sold under the Sales agreement prospectus is included in the USD 200,000,000 of securities that may be offered, issued and sold by us under the base prospectus, with such availability limited however to the maximum aggregate offering price of the applicable sales agreement prospectus. Upon termination of the Sales Agreement, any portion of the USD 824,331 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full USD 824,331 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 20, 2026

USD 200,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units and/or Capital Notes

Purple Biotech Ltd.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes consisting of two or more of these classes or series of securities. Each ADS represents two thousand (2,000) of our ordinary shares.

We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are currently traded on the TASE under the symbol “PPBT.” The last reported sale price of our ordinary shares on the TASE on May 18, 2026 was NIS 0.01, or USD 0.0035, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 2.90 = USD 1.00).

The ADSs are currently listed on The Nasdaq Capital Market under the symbols “PPBT”. The last reported sale price of the ADSs on The Nasdaq Capital Market on May 18, 2026 was USD 3.78.

On May 20, 2026, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately USD 4.9 million, based on 1,819,882,000 ordinary shares outstanding held by non-affiliates (which would be represented by 909,941 of the ADSs) and a per ADS price of USD 5.38 based on the closing sale price of the ADS on The Nasdaq Capital Market on February 23, 2026. As of the date hereof, we have sold or offered 335,571 ADSs for a total of USD 807,496 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 8, in any applicable prospectus supplement and in the documents that we incorporate by reference for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, or ISA, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of USD 200,000,000. Furthermore, so long as the aggregate market value worldwide of our public float is less than USD 75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This shelf registration statement is not being filed by us in connection with any presently contemplated securities offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

On September 19, 2025, we entered into an At the Market Offering Agreement (the “Sales Agreement”), with Wainwright, for the sale of ADSs, representing our ordinary shares offered by the prospectus supplement filed on September 19, 2025 and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to USD 824,331 from time to time through Wainwright, acting as our agent. A new prospectus with respect to the Sales Agreement is included in this Registration Statement.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its majority owned subsidiary, TyrNovo, (ii) its wholly owned subsidiary, FameWave, (iii) its wholly owned subsidiary, Immunorizon and (iv) its wholly owned subsidiary Purple Biotech GmbH (in the process of dissolution), except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries,

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●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	“FameWave” refers to FameWave Ltd., the wholly owned subsidiary of Purple Biotech,

●	“Immunorizon” refers to Immunorizon Ltd., the wholly owned subsidiary of Purple Biotech,

●	the terms “dollar”, “US$” or “USD” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“NIS” refers to the New Israeli Shekel, the lawful currency of the State of Israel,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, no par value per share,

●	“ADS” refer to the American Depositary Shares representing the Registrant’s ordinary shares,

●	“Companies Law” refers to the Israeli Companies Law, 5759-1999, and

●	“Nasdaq” refers to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the Nasdaq exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to:

●	Effective as January 4, 2019, we effected a consolidation of our share capital at a ratio of 1:20, such that: each 20 ordinary shares were consolidated into one ordinary share.

●	Effective as of August 21, 2020, we effected a change in the ratio of ordinary shares to each ADS, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing one (1) ordinary share to a new ratio of one (1) ADS representing ten (10) ordinary shares.

●	A change in the ratio of ordinary shares to each ADS effective as of September 17, 2024, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing ten (10) ordinary shares to a new ratio of one (1) ADS representing two hundred (200) ordinary shares.

●	A change in the ratio of ordinary shares to each ADS effective as of March 2, 2026, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing two hundred (200) ordinary shares to a new ratio of one (1) ADS representing two thousand (2,000) ordinary shares. All ADS numbers in this prospectus are presented on a post-ratio change basis.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 8 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing a next-generation immunotherapy platform designed to maximize anti-cancer potency while minimizing toxicity. We are focused on advancing our lead program, CAPTN-3 - a platform of masked tri-specific antibodies that simultaneously target tumors while engaging both T cells and NK cells. Capping technology confines immune activation to the TME, significantly expanding the therapeutic window versus unmasked T-cell engagers. The platform’s lead candidate, IM1240, is advancing toward the clinic and its second candidate, IM1305, is in preclinical development. Our pipeline also includes additional clinical-stage assets, for which further development is pending partnering of investment, including CM24, a CEACAM1-blocking antibody that demonstrated improved outcomes across all efficacy endpoints in a Phase 2 study for the treatment of pancreatic ductal adenocarcinoma, and NT219, a dual IRS1/2 and STAT3 inhibitor in a Phase 2 study for the treatment of recurrent and/or metastatic squamous cell carcinoma of the head and neck.

●	CAPTN-3: A platform of masked tri-specific antibodies that simultaneously target tumor-associated antigens while engaging both T cells and NK cells. The capping technology confines immune activation to the TME by masking the CD3-binding arm in circulation and activating it only at the tumor site, significantly expanding the therapeutic window versus unmasked T-cell engagers. This technology presents a novel mechanism of action by unleashing both innate and adaptive immune responses at the TME to induce an optimal anti-tumor immune response. The platform’s lead candidates, IM1240 (capped-CD3x5T4xNKG2A) and IM1305 (capped-CD3xTROP2xNKG2A), are in preclinical development. IM1240 targets the 5T4 tumor-associated antigen, which is expressed in a variety of solid tumors and is associated with advanced disease, increased invasiveness, and poor clinical outcomes. Preclinical studies have shown sustained tumor regression in a triple-negative breast cancer in-vivo model and pronounced anti-tumor effects in non-small cell lung cancer and head and neck cancer patient-derived explants (PDEs). A toxicology study demonstrated an improved safety and pharmacokinetic profile for IM1240. In-vivo and in-vitro data demonstrated the platform’s plug-and-play capability and a potentially beneficial safety profile. During 2024, we held a pre-Investigational New Drug (IND) meeting with the United States Food and Drug Administration (FDA) that provided a clear path forward for our development plan through Phase 1, and we expect to submit an IND application to the FDA for IM1240 during 2027 and plan to initiate a first-in-human study thereafter. IM1305 targets the TROP2 tumor-associated antigen.

●	CM24: CM24 is a humanized monoclonal antibody designed to block the interactions of Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (CEACAM1), a glycoprotein that plays a key role in immune regulation, cell adhesion, and tumor progression. CEACAM1 promotes tumor immune evasion and progression through multiple pathways. We have concluded a randomized, controlled, open-label, multicenter, proof-of-concept Phase 2 study for CM24 as a combination therapy with an anti-PD-1 checkpoint inhibitor and chemotherapy for the treatment of second-line pancreatic ductal adenocarcinoma (PDAC). The final data for the study demonstrated consistent improvement across all efficacy endpoints and also identified potentially predictive biomarkers, including pretreatment levels of CEACAM1 and neutrophil extracellular traps (NETs) in the serum and pretreatment levels of CEACAM1 in the tumor. Further development of this asset is planned upon partnering or obtaining sufficient investment to perform the next study.

●	NT219: A dual-inhibitor, small molecule that simultaneously targets Insulin Receptor Substrate 1 and 2 (IRS1/2) and Signal Transducer and Activator of Transcription (STAT3), two major survival signal transduction pathways driving the development of cancer drug resistance. We concluded a Phase 1 dose-escalation study evaluating NT219 as a monotherapy and in combination with cetuximab. NT219 demonstrated anti-tumor activity as a second-line treatment for patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. We entered into a research agreement with the University of Colorado Anschutz Medical Campus for an investigator-initiated Phase 2 study evaluating NT219 in patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck in combination with cetuximab or pembrolizumab, which was initiated in June 2025. Further development of this asset is planned upon partnering or obtaining sufficient investment to perform the next clinical study.

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement and is not incorporated by reference herein. We have included our website address in this Registration Statement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 8 of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our therapeutic candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into the next stages of clinical trials, or to successfully complete our planned and ongoing preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates, integrate acquired therapeutic candidates successfully into our business and to realize the anticipated benefits of acquisitions;

●	a delay or rejection of an IND, New Drug Application (NDA) or Biologics License Application (BLA) for one or more of our therapeutic candidates;

●	our ability to maintain compliance with the NASDAQ listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our need for and ability to access sufficient additional financing;

●	the impact of competitive companies and technologies on our industry; and

●	the impact of the political, economic, security and public health situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business, including the impact of the current conditions in Israel on our business, which may exacerbate the magnitude of the factors discussed above.

SUMMARY OF RISK FACTORS

The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read the “Risk Factors” section included under the caption “Risk Factors” on page 8 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein.

●	We are a clinical stage biotechnology company with a history of operating losses. We expect to incur significant additional losses in the future and may never be profitable;

●	Our limited operating history as a biotechnology research and development company makes it difficult to evaluate our business and prospects, and we depend on the success of a limited portfolio of therapeutic candidates for our future revenue, which could impair our ability to achieve profitability;

●	We will need to raise additional capital to achieve our strategic objectives of developing and commercializing our therapeutic candidates, and to develop, acquire and/or in-license additional therapeutic candidates, and our failure to raise sufficient capital would significantly impair our ability to fund our future operations, develop our current or future therapeutic candidates, seek regulatory approval that is a prerequisite to selling any product, attract development or commercial partners, and retain key personnel;

●	Our long-term capital requirements are uncertain and subject to numerous risks;

●	Our clinical trials may fail to demonstrate adequately the safety and efficacy of our therapeutic candidates, which would prevent or delay regulatory approval and commercialization;

●	Regulations are constantly changing, and in the future our business may be subject to additional regulations that could increase our compliance costs or delay our ability to market our product candidates, if at all;

●	Our therapeutic candidates may cause undesirable side effects or have other properties that could halt clinical development, prevent regulatory approval, limit commercial potential, or result in significant negative consequences;

●	If we and/or our potential commercialization partners are unable to obtain FDA and/or other foreign regulatory authority approval for our therapeutic candidates, we and/or our potential commercialization partners, will be unable to commercialize our therapeutic candidates;

●	Preclinical studies, CMC, and clinical trials may involve a lengthy and expensive process with an uncertain outcome, and the results of earlier studies and trials may not be predictive of future results. We and/or our potential commercialization partners will not be able to commercialize our therapeutic candidates unless we satisfactorily meet the requirements set by regulatory agencies for CMC, preclinical and clinical studies, and obtain regulatory approval, for marketing therapeutic candidates;

●	If we do not establish collaborations for our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future and/or commercialize such therapeutic candidates, or otherwise raise substantial additional capital, we will likely need to alter our development and any commercialization plans;

●	Any collaborative arrangements that we establish may not be successful or we may otherwise not realize the anticipated benefits from these collaborations. We do not control third parties with whom we have or may have collaborative arrangements, and we rely on them to achieve results which may be significant to us. In addition, any future collaboration arrangements may place the development, manufacturing and commercialization of our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future, outside our control, and may require us to relinquish important rights or may otherwise be on terms unfavorable to us;

●	Our current and past business models are based largely upon the development or acquisition and commercialization of new combination products and new therapeutic candidates that may have not yet been administered to humans or have limited history of treatment with humans. Unexpected difficulties or delays in successfully developing, acquiring or commercializing such combination and new drugs could have an adverse effect on our business, financial condition and results of operations;

●	We rely mainly on third parties to conduct our CMC, research and development, preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including, but not limited to, failing to conform with quality standards for our therapeutic candidates, which may endanger our clinical trial participants and/or fail to meet established deadlines for the completion of such studies and trials;

●	If third parties do not manufacture our current therapeutic candidates or any other therapeutic candidate that we may develop or acquire in the future in sufficient quantities in the required timeframe, at the required quality standards and at an acceptable cost, preclinical, clinical development and commercialization of our therapeutic candidates could be delayed;

●	We rely on third-party contract vendors to manufacture and supply us with API that is compliant with the International Conference of Harmonization Q7 guidance and other applicable laws and regulations, in the quality and quantities we require on a timely basis;

●	We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and/or other regulatory agencies for IM1240, IM1305, CM24 and NT219, or any other therapeutic candidates we may develop or acquire in the future;

●	We and our third-party manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities;

●	Our oncology therapeutic candidates and/or any other therapeutic candidate that we may develop or acquire in the future, if approved, will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and applicable foreign laws, regulations and guidelines, we could lose the FDA and/or other regulatory agencies’ approval(s) we will obtain (if any), and our business would be seriously harmed;

●	We may depend on a partner to conduct future clinical trials with CM24, NT219 and/or other therapeutic candidates, and we may enter into future collaboration agreements with collaboration partners to develop and conduct clinical trials with, obtain regulatory approvals for, and to market and sell our therapeutic candidates. If such collaboration fails to perform as expected, our future clinical trials and/or development plans will be delayed, and we will be required to seek other partners, which we may not be able to engage in a timely manner, if at all, and which may delay our development plans and therefore the potential for us to generate future revenue from our therapeutic candidates would be significantly reduced and our business would be significantly harmed;

●	The manufacture of our therapeutic candidates is complex, and we may encounter difficulties in production, particularly with respect to process development or scaling-up of our manufacturing capabilities. If we, or any of our third-party manufacturers, encounter such difficulties, our ability to supply drugs for clinical trials or our products (if approved) for patients on a timely basis could be materially delayed or adversely affected. In addition, this may cause an increase in costs that could result in our inability to maintain a commercially viable cost structure;

●	Because each of our therapeutic candidates represents a novel approach to the treatment of disease, there are many uncertainties regarding the development, the market acceptance, third-party reimbursement coverage and the commercial potential of these therapeutic candidates;

●	If we fail to comply with any obligations under our in-license agreements with Yissum Research and Development Company and/or Tel Hashomer - Medical Research Infrastructure and Services Ltd. or any future license agreement or acquisition agreements of our therapeutic candidates, or disputes arise with respect to those agreements, it could have a negative impact on our intellectual property rights and we could lose our rights to IM1240, IM1305, NT219 and/or CM24 or any further therapeutic candidates, which could have a material adverse effect on our business, financial condition and results of operations;

●	Our shareholders may not realize a benefit from our acquisitions of therapeutic candidates commensurate with the ownership dilution they experienced in connection with the transactions;

●	Any impairment in the value of our intangible assets, including goodwill, could negatively affect our operating results and total capitalization;

●	The markets for our oncology therapeutic candidates are rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive;

●	Our business and operations may be materially adversely affected in the event of computer system failures or security or breaches due to cyber-attacks or cyber intrusions, including ransomware, phishing attacks and other malicious intrusions;

●	Third-party claims of intellectual property infringement and other legal challenges may require us to spend substantial time and money and could prevent us from, or delay us in, developing or commercializing our therapeutic candidates. An adverse result in any infringement claims or other legal challenges could have a material adverse effect on our business, results of operations and on our financial condition;

●	We may be unable to adequately protect or enforce our rights to intellectual property, causing us to lose valuable rights. Loss of any of our intellectual property rights may lead us to lose market share and could have an adverse effect on our business, results of operations and financial condition;

●	We may not have sufficient patent terms to effectively protect our products and business;

●	We conduct our operations in Israel, and therefore, political, economic and military instability in Israel and its region may adversely affect our business, results of operations, and financial condition; and

●	We may not meet the continued listing requirements of NASDAQ, which could result in the delisting of the ADSs from NASDAQ.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $200,000,000. The actual price per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of March 31, 2026.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	As of March 31, 2026
	Actual	As Adjusted
Cash and cash equivalents and short-term deposits	$6,426	7,201

Shareholders’ equity:
Ordinary shares	-	-
Share premium	$153,708	154,483
Receipts on account of warrants	$21,145	21,145
Capital reserves	$6,036	6,036
Accumulated deficit	$(171,167)	(171,167)

Total Shareholders’ equity	$9,722	10,497
Non-controlling interest	$(58)	(58)
Total capitalization	$9,664	10,439

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities to fund the development of our current and future oncology drug candidates, acquisition of new assets and for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on March 19, 2026.

Exclusive Forum for Shareholder Litigation

Our amended and restated articles of association provide that, unless we consent in writing to the selection of an alternative forum, the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, and (3) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law 5728-1968, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In addition, unless we consent in writing to the selection of an alternative forum, and other than with respect to plaintiffs or a class of plaintiffs which may be entitled to assert claims in the courts of the State of Israel with respect to any causes of action arising under the Securities Act, the federal district courts of the United States for the District of New York shall be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these provisions. This forum selection provision will limit shareholders’ choice in selecting a judicial forum for disputes with us that it finds favorable or convenient and may have the effect of discouraging lawsuits against us or our directors and officers.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

During 2025, 2024 and 2023, we sold, under the Open Market Sale Agreement with Jefferies LLC (the “Jefferies ATM program”), 439,836, 457,801 and 52,202 ADSs at average prices of USD 2.7, USD 9 and USD 32.6 per ADS, respectively, and raised USD 1.13 million, USD 2.97 million and USD 1.56 million in gross proceeds (approximately USD 1.09 million, USD 2.85 million and USD 1.5 million net of placement agent fees), respectively.

On October 19, 2023, in a registered direct offering, we raised USD 5 million in gross proceeds (approximately USD 4.3 million net of placement agent fees). In this registered direct offering, we issued an aggregate of 12,150 ADSs at a purchase price of USD 230 per ADS and pre-funded warrants to purchase up to 9,589 ADSs. We also issued unregistered warrants to purchase up to an aggregate of 21,739 ADSs (hereinafter the “October 2023 warrants”) which are immediately exercisable, that were recorded as a liability at their fair value at a value of USD 5.35 million. The October 2023 warrants have a term of five and a half years and have an exercise price of USD 250 per ADS. During 2024, the pre-funded warrants and the October 2023 warrants were exercised as part of the warrant inducement transaction in July 2024.

In connection with the offering, effective as of October 19, 2023, we amended certain existing warrants to purchase up to an aggregate of 3,158 ADSs that were previously issued in June 2020 and June 2018 at exercise prices of USD 1,800 and USD 5,600 per ADS, respectively, such that the amended warrants have a reduced exercise price of USD 250 per ADS and an extended term of five and a half years from the closing of the offering. During 2024, these warrants were exercised as part of the warrant inducement transaction in July 2024.

In addition, in connection with the October 2023 registered director offering we issued to the placement agent (or its designees) unregistered compensation warrants to purchase up to 1,522 ADSs at a value of USD 357,000 at an exercise price of USD 287.5 per ADS. The unregistered placement agent warrants are immediately exercisable and have a term of five years from the date of October 19, 2023.

In connection with the October 2023 registered director offering, we also issued 3,498 ADSs pursuant to an anti-dilution mechanism of that certain Lock-Up and Registration Rights Agreements entered into with former Immunorizon shareholders in connection with the acquisition of Immunorizon in February 2023.

On July 2, 2024, we raised USD 2 million in gross proceeds (approximately USD 1.8 million net of placement agent fees) in a warrant inducement transaction. In this transaction, we induced the exercise of certain existing warrants to purchase an aggregate of 28,168 ADSs of which 16,647 ADSs were held in abeyance. The existing warrants had original exercise prices ranging from USD 250 to USD 4,000 per ADS and were originally issued by us in October 2023, June 2020, January 2019 and June 2018. The exercise price for these existing warrants was reduced to USD 72 per ADS. As of December 31, 2025, no ADSs are held in abeyance.

In consideration for the exercise of the existing warrants, we issued new unregistered Series A-1 warrants to purchase up to an aggregate of 24,897 ADSs and new unregistered Series A-2 warrants to purchase up to an aggregate of 31,438 ADSs. The new warrants are immediately exercisable at an exercise price of USD 80 per ADS. The Series A-1 warrants have a term of five years from the issuance date and the Series A-2 warrants have a term of twenty-four months from the issuance date. The cash received in the transaction was allocated to the new warrants for deferred difference between the transaction price and the fair value of USD 2,028,000. In addition, the Company issued to the placement agent (or its designees) unregistered compensation warrants to purchase up to 1,972 ADSs at an exercise price of USD 90 per ADS at value of $100,000. The unregistered placement agent warrants are immediately exercisable and have a term of five years from the date of July 2, 2024.

During 2024, the pre-funded warrants to purchase up to 9,589 ADSs issued in the October 2023 registered direct offering and the October 2023 warrants to purchase up to 21,739 ADSs, as well as the amended warrants to purchase up to 3,158 ADSs, were exercised as part of the warrant inducement transaction in July 2024. In total during 2024, an aggregate of approximately 38,000 ADSs were issued as a result of the exercise of warrants and pre-funded warrants.

On December 5, 2024, in a registered direct offering, we raised USD 2.83 million in gross proceeds (approximately USD 2.5 million net of placement agent fees). In this registered direct offering, we issued an aggregate of 47,267 ADSs at a purchase price of USD 60 per ADS. In addition, we issued to the placement agent (or its designees) registered compensation warrants to purchase up to 3,309 ADSs at an exercise price of USD 75 per ADS. The registered placement agent warrants are immediately exercisable and have a term of five years from the date of the effective date of the offering.

During 2024, we issued 3,142,000 ordinary shares on account of vested restricted share units (“RSUs”) granted in 2021, 2022 and 2023 to officers, board members and employees.

On September 5, 2025, we completed a public offering pursuant to an effective registration statement on Form F-1. In this offering, we issued an aggregate of 305,500 ADSs and pre-funded warrants to purchase up to 294,500 ADSs (of which 188,500 were exercised prior to the closing) at an offering price of USD 10.00 per ADS and USD 9.999 per pre-funded warrant, each accompanied by ordinary warrants. The offering generated aggregate gross proceeds of approximately USD 6.0 million (approximately USD 5.3 million net of placement agent fees and offering expenses). In addition, we issued twenty-four month warrants to purchase up to 1,200,000 ADSs at an exercise price of USD 10.00 per ADS. The warrants are immediately exercisable and expire two years from the closing date. The pre-funded warrants have an exercise price of USD 0.001 per ADS. In connection with the offering, we issued to the placement agent warrants to purchase up to 42,000 ADSs at an exercise price of USD 12.50 per ADS. The placement agent warrants are immediately exercisable and expire on September 7, 2027.

During 2025, an aggregate of approximately 256,100 ADSs were issued as a result of the exercise of warrants, excluding pre-funded warrants issued in the September 2025 offering, all of which have been exercised.

During 2025, we issued 1,298 ADSs upon the vesting of RSUs granted to officers, directors and employees.

DESCRIPTION OF Preferred Shares

A description of our preferred shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 19, 2026.

DESCRIPTION OF American Depositary Shares

A description of the ADSs can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 19, 2026.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares and/or preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent and/or the warrant holder. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Investors’ and Placement Agent’s Warrants

October 2023 Registered Direct Offering Warrants

On October 19, 2023, in a registered direct offering, we issued unregistered warrants to purchase up to an aggregate of 21,739 ADSs representing 43,478,000 of our ordinary shares, all of which have since been exercised, in a concurrent private placement completed alongside the registered direct offering. We also issued unregistered compensation warrants to purchase up to 1,522 ADSs representing 3,044,000 of our ordinary shares to Wainwright (or its designees), the exclusive placement agent for the October 2023 offering (the “October 2023 PA Warrants”). The October 2023 PA Warrants are immediately exercisable and have a term of five years from the date of October 19, 2023, at an exercise price of USD 287.50 per ADS. The October 2023 PA Warrants are exercisable for cash, or under certain circumstances on a cashless basis.

July 2024 Warrant Inducement Transaction Warrants

On July 2, 2024, we issued to certain holders of existing warrants originally issued in October 2023, June 2020, January 2019 and June 2018 new unregistered Series A-1 warrants to purchase up to an aggregate of 24,897 ADSs, representing 49,794,000 of our ordinary shares (the “Series A-1 Warrants”) and new unregistered Series A-2 warrants to purchase up to an aggregate of 31,438 ADSs, representing 62,876,000 of our ordinary shares (the “Series A-2 Warrants” and, together with the Series A-1 Warrants, the “July 2024 Investor Warrants”). The July 2024 Investor Warrants are immediately exercisable at an exercise price of USD 80 per ADS, subject to certain adjustments. The Series A-1 Warrants have a term of five years from the issuance date and the Series A-2 Warrants have a term of twenty-four months from the issuance date. Subject to limited exceptions, a holder of the July 2024 Investor Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the July 2024 Investor Warrants.

We also issued unregistered compensation warrants to purchase up to 1,972 ADSs, representing 3,944,000 of our ordinary shares, to Wainwright (or its designees), the exclusive placement agent for the July 2024 warrant inducement transaction (the “July 2024 PA Warrants”). The July 2024 PA Warrants are immediately exercisable at an exercise price of USD 90 per ADS and have a term of five years from the date of July 2, 2024. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis. The ADSs underlying the July 2024 PA Warrants were registered under the registration statement on Form F-1 filed in July 2024.

December 2024 Registered Direct Offering Warrants

On December 5, 2024, in a registered direct offering, we issued to the placement agent (or its designees) registered compensation warrants to purchase up to 3,309 ADSs, representing 6,618,000 of our ordinary shares (the “December 2024 PA Warrants”), at a value of USD 109,000, which is included in the net amount raised in the offering. The December 2024 PA Warrants are immediately exercisable at an exercise price of USD 75 per ADS and have a term of five years from the date of the effective date of the offering. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis.

September 2025 Public Offering Warrants

On September 5, 2025, in a public offering pursuant to an effective registration statement on Form F-1, we issued registered warrants to purchase up to an aggregate of 1,200,000 ADSs, representing 2,400,000,000 of our ordinary shares (hereinafter the “September 2025 Investor Warrants” or the “Ordinary Warrants”). The September 2025 Investor Warrants are immediately exercisable at an exercise price of USD 10.00 per ADS, subject to certain adjustments, and expire two years from the closing date of the offering. Subject to limited exceptions, a holder of the September 2025 Investor Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the September 2025 Investor Warrants. Pursuant to the September 2025 Investor Warrants, if at the time of exercise a registration statement registering the issuance of the ADSs underlying the warrants under the Securities Act is not then effective or available, the holder may exercise the warrants through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrants.

We also issued registered warrants to purchase up to 42,000 ADSs, representing 84,000,000 of our ordinary shares, to Wainwright (or its designees), the exclusive placement agent for the September 2025 offering (the “September 2025 PA Warrants”). The September 2025 PA Warrants are immediately exercisable at an exercise price of USD 12.50 per ADS and expire on September 7, 2027. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents By Reference” beginning on page 25 of this prospectus. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, in their entirety.

DESCRIPTION OF OVERALLOTMENT PURCHASE RIGHTS

We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or preferred shares and/or warrants and/or subscription rights and/or units. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the form of such overallotment purchase rights;

●	the aggregate number of such overallotment purchase rights;

●	the price or prices at which such overallotment purchase rights will be issued and exercised;

●	the currency or currencies in which the price of such overallotment purchase rights will be payable;

●	the securities purchasable upon exercise of such overallotment purchase rights;

●	the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

●	if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the overallotment purchase rights;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the overallotment purchase rights, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 25 of this prospectus. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, and/or preferred shares, and/or ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share, and/or preferred share, and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares, and/or preferred shares, and/or ADSs, which may be purchased per subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 25 of this prospectus. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 25 of this prospectus. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.

The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	in any combination of these methods of sale;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, preferred shares, or ADSs may be issued upon conversion of other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares, preferred shares, or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares, preferred shares, or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares, preferred shares, or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares, preferred shares, or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, preferred shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by FISCHER (FBC & Co.) Tel Aviv, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this website at http://www.sec.gov. For so long as we are also listed on the TASE, these SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. In addition, our principal shareholders are exempt from the reporting obligations contained in Section 16(a) of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year. We have also agreed contractually under the Sales Agreement or our ATM program to submit to the SEC, on Form 6-K, an interim balance sheet and income statement as of the end of the first and/or third quarters of each fiscal year if we shall desire to sell ADSs pursuant to the Sales Agreement during certain time periods.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026; and

●	our Reports on Form 6-K furnished to the SEC on January 7, 2026, February 25, 2026, March 13, 2026, March 17, 2026, March 25, 2026, April 23, 2026, April 27, 2026 and May 15, 2026.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the dates on the front cover of those documents, or such earlier date, that is indicated in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

OFFERING EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and FINRA filing fee.

Pursuant to Rule 415(a)(6) under the Securities Act, a portion of the filing fee in the amount of USD 21,031.44 relates to USD 184,434,299.95 of securities which remain unsold under the Registration Statement on Form F-3 (File No. 333-268710) filed on December 7, 2022, and declared effective on May 22, 2023. We previously carried forward a registration fee of USD 15,584.14 in connection with the filing of the Prior Registration Statement of which USD 14,370.99 relates to the Unsold Securities. The USD 21,031.44 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net SEC registration fee paid in connection with this registration statement is USD 2,149.62. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	USD	2,149.62
FINRA filing fee[1]	USD	2,834.86
Legal fees and expenses	USD	150,000
Accountants fees and expenses	USD	10,000
Miscellaneous	USD	40,000

Total	USD	204,984.48

[1]	Fees previously paid to FINRA relating to the Unsold Securities registered under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. Fees paid to FINRA in connection with the filing of this registration statement are therefore calculated solely based on the proposed maximum aggregate offering price of the securities newly registered on this registration statement.

USD 200,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units, and/or Capital Notes

Purple Biotech Ltd.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2026

PROSPECTUS

Purple Biotech Ltd.

Up to USD 824,331

American Depositary Shares Representing Ordinary Shares

Pursuant to this prospectus and the accompanying base prospectus, we may offer and sell up to USD 824,331 of American Depositary Shares (“ADSs”) representing our ordinary shares. We previously entered into an At the Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “Agent”), dated September 19, 2025, relating to the sale of ADSs. In accordance with the terms of the Sales Agreement, pursuant to this prospectus and the accompanying base prospectus, we may offer and sell ADSs having an aggregate offering price of up to USD 824,331 from time to time through Wainwright, acting as our sales agent. To date, we have not sold any ADSs pursuant to the Sales Agreement under a registration statement on Form F-3, as amended (File No. 333-268710) filed on December 8, 2022, and declared effective on May 22, 2023.

The ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PPBT.” On May 18, 2026, the last reported sale price of the ADSs on Nasdaq was USD 3.78 per ADS. Our ordinary shares are also listed on the Tel Aviv Stock Exchange (“TASE”) under the symbol “PPBT.” On May 18, 2026, the last reported sale price of our ordinary shares on the TASE was NIS 0.01, or USD 0.0035 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date, which was NIS 2.90 = USD 1.00).

Sales of the ADSs, if any, under this prospectus and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Wainwright is not required to sell any specific amount of securities but will act as a sales agent using commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross proceeds of any ADSs sold under the Sales Agreement. In connection with the sale of the ADSs on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or under the Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” on page 19 of this prospectus for additional information concerning the Wainwright compensation.

On May 20, 2026, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately USD 4.9 million, based on 1,819,882,000 ordinary shares outstanding held by non-affiliates (which would be represented by 909,941 of the ADSs) and a per ADS price of USD 5.38 based on the closing sale price of the ADS on The Nasdaq Capital Market on February 23, 2026. As of the date hereof, we have sold or offered 335,571 ADSs for a total of USD 807,496 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

After giving effect to these limitations and the current aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, we currently may offer and sell ADSs having an aggregate offering price of up to USD 824,331 under this prospectus, which amount is in addition to the ADSs that we have sold to date in accordance with the Sales Agreement. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus and the accompanying base prospectus is a part, we will file a prospectus supplement prior to making additional sales.

For any taxable year that we determine that we are a Passive Foreign Investment Company (“PFIC”), we may (i) provide notice of our status as a PFIC as soon as practicable following such taxable year; and (ii) comply with all reporting requirements necessary for U.S. Holders (as defined in this prospectus) to make Qualified Electing Fund elections, including providing to shareholders upon request the information necessary for such an election. See “Material Tax Considerations” for additional information.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus, on page 25 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus and the accompanying prospectus.

None of the United States Securities and Exchange Commission, the Israel Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is                          , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document comprises two parts. The first part is this prospectus, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the ADSs we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or Wainwright. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus, any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus, any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its majority owned subsidiary, TyrNovo, (ii) its wholly owned subsidiary, FameWave, (iii) its wholly owned subsidiary, Immunorizon and (iv) its wholly owned subsidiary Purple Biotech GmbH (in the process of dissolution), except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	“FameWave” refers to FameWave Ltd., the wholly owned subsidiary of Purple Biotech,
●	“Immunorizon” refers to Immunorizon Ltd., the wholly owned subsidiary of Purple Biotech,

●	the terms “dollar”, “US$” or “USD” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“NIS” refers to the New Israeli Shekel, the lawful currency of the State of Israel,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, no par value per share,

●	“Companies Law” refers to the Israeli Companies Law, 5759-1999, and

●	“Nasdaq” are to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the Nasdaq exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to:

●	Effective as January 4, 2019, we effected a consolidation of our share capital at a ratio of 1:20, such that: each 20 ordinary shares were consolidated into one ordinary share.

●	Effective as of August 21, 2020, we effected a change in the ratio of ordinary shares to each ADS, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing one (1) ordinary share to a new ratio of one (1) ADS representing ten (10) ordinary shares.

●	A change in the ratio of ordinary shares to each ADS effective as of September 17, 2024, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing ten (10) ordinary shares to a new ratio of one (1) ADS representing two hundred (200) ordinary shares.

●	A change in the ratio of ordinary shares to each ADS effective as of March 2, 2026, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing two hundred (200) ordinary shares to a new ratio of one (1) ADS representing two thousand (2,000) ordinary shares. All ADS numbers in this prospectus are presented on a post-ratio change basis.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the accompanying base prospectus and the offering of the securities offered by this prospectus in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus and the accompanying base prospectus outside the United States. This prospectus and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

For investors outside of the United States: We have not, and Wainwright has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The submission by us to the Israel Securities Authority (the “ISA”) and to TASE of a copy of this prospectus and the accompanying base prospectus, does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and the accompanying base prospectus by any person in Israel, and no offer or solicitation in Israel may be made other than in compliance with applicable Israeli securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 4 of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our therapeutic candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into the next stages of clinical trials, or to successfully complete our planned and ongoing preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates, integrate acquired therapeutic candidates successfully into our business and to realize the anticipated benefits of acquisitions;

●	a delay or rejection of an IND, New Drug Application (NDA) or Biologics License Application (BLA) for one or more of our therapeutic candidates;

●	our ability to maintain compliance with the NASDAQ listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our need for and ability to access sufficient additional financing;

●	the impact of competitive companies and technologies on our industry; and

●	the impact of the political, economic, security and public health situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business, including the impact of the current conditions in Israel on our business, which may exacerbate the magnitude of the factors discussed above.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 4 of the accompanying base prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing a next-generation immunotherapy platform designed to maximize anti-cancer potency while minimizing toxicity. We are focused on advancing our lead program, CAPTN-3 - a platform of masked tri-specific antibodies that simultaneously target tumors while engaging both T cells and NK cells. Capping technology confines immune activation to the TME, significantly expanding the therapeutic window versus unmasked T-cell engagers. The platform’s lead candidate, IM1240, is advancing toward the clinic and its second candidate, IM1305, is in preclinical development. Our pipeline also includes additional clinical-stage assets, for which further development is pending partnering of investment, including CM24, a CEACAM1-blocking antibody that demonstrated improved outcomes across all efficacy endpoints in a Phase 2 study for the treatment of pancreatic ductal adenocarcinoma, and NT219, a dual IRS1/2 and STAT3 inhibitor in a Phase 2 study for the treatment of recurrent and/or metastatic squamous cell carcinoma of the head and neck.

●	CAPTN-3: A platform of masked tri-specific antibodies that simultaneously target tumor-associated antigens while engaging both T cells and NK cells. The capping technology confines immune activation to the TME by masking the CD3-binding arm in circulation and activating it only at the tumor site, significantly expanding the therapeutic window versus unmasked T-cell engagers. This technology presents a novel mechanism of action by unleashing both innate and adaptive immune responses at the TME to induce an optimal anti-tumor immune response. The platform’s lead candidates, IM1240 (capped-CD3x5T4xNKG2A) and IM1305 (capped-CD3xTROP2xNKG2A), are in preclinical development. IM1240 targets the 5T4 tumor-associated antigen, which is expressed in a variety of solid tumors and is associated with advanced disease, increased invasiveness, and poor clinical outcomes. Preclinical studies have shown sustained tumor regression in a triple-negative breast cancer in-vivo model and pronounced anti-tumor effects in non-small cell lung cancer and head and neck cancer patient-derived explants (PDEs). A toxicology study demonstrated an improved safety and pharmacokinetic profile for IM1240. In-vivo and in-vitro data demonstrated the platform’s plug-and-play capability and a potentially beneficial safety profile. During 2024, we held a pre- Investigational New Drug (IND) meeting with the United States Food and Drug Administration (FDA) that provided a clear path forward for our development plan through Phase 1, and we expect to submit an IND application to the FDA for IM1240 during 2027 and plan to initiate a first-in-human study thereafter. IM1305 targets the TROP2 tumor-associated antigen.

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●	CM24: CM24 is a humanized monoclonal antibody designed to block the interactions of Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (CEACAM1), a glycoprotein that plays a key role in immune regulation, cell adhesion, and tumor progression. CEACAM1 promotes tumor immune evasion and progression through multiple pathways. We have concluded a randomized, controlled, open-label, multicenter, proof-of-concept Phase 2 study for CM24 as a combination therapy with an anti-PD-1 checkpoint inhibitor and chemotherapy for the treatment of second-line pancreatic ductal adenocarcinoma (PDAC). The final data for the study demonstrated consistent improvement across all efficacy endpoints and also identified potentially predictive biomarkers, including pretreatment levels of CEACAM1 and neutrophil extracellular traps (NETs) in the serum and pretreatment levels of CEACAM1 in the tumor. Further development of this asset is planned upon partnering or obtaining sufficient investment to perform the next study.

●	NT219: A dual-inhibitor, small molecule that simultaneously targets Insulin Receptor Substrate 1 and 2 (IRS1/2) and Signal Transducer and Activator of Transcription (STAT3), two major survival signal transduction pathways driving the development of cancer drug resistance. We concluded a Phase 1 dose-escalation study evaluating NT219 as a monotherapy and in combination with cetuximab. NT219 demonstrated anti-tumor activity as a second-line treatment for patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. We entered into a research agreement with the University of Colorado Anschutz Medical Campus for an investigator-initiated Phase 2 study evaluating NT219 in patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck in combination with cetuximab or pembrolizumab, which was initiated in June 2025. Further development of this asset is planned upon partnering or obtaining sufficient investment to perform the next clinical study.

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement and is not incorporated by reference herein. We have included our website address in this Registration Statement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

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THE OFFERING

ADSs offered by us

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

Therefore, this prospectus covers ADSs having an aggregate offering price of up to USD 824,331.

Ordinary shares to be outstanding after this offering	After giving effect to the assumed sale of ADSs in the aggregate amount of USD 824,331 at an assumed offering price of USD 3.78 per ADS, the last reported sale price of the ADSs on the Nasdaq on May 18, 2026, the number of our ordinary shares to be outstanding after this offering is 2,300,702,218 ordinary shares (such number of ordinary shares would be represented by 1,150,351 ADSs).

Plan of Distribution	“At the market offering” that may be made from time to time through Wainwright. See “Plan of Distribution” on page 20 of this prospectus.

American Depositary Shares

Each ADS represents two thousand (2,000) ordinary shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of November 25, 2015, revised as effective as of March 2, 2026, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form 424B3 filed with the SEC on February 20, 2026.

Subject to compliance with the relevant requirements set out in the prospectus, you may surrender your ADSs to the Depositary for cancellation and receive the ordinary shares underlying your ADSs.

The Depositary will charge you fees for such cancellation pursuant to the Deposit Agreement.

ADS Depositary	The Bank of New York Mellon.

Use of Proceeds

We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and likely to continue, exploring possible acquisition candidates.

See “Use of Proceeds” for additional information.

Risk Factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” on page 4 of this prospectus, on page 25 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.

Listing	The ADSs are listed on Nasdaq under the symbol “PPBT” and our ordinary shares are listed on the TASE under the symbol “PPBT”.

The number of ordinary shares to be outstanding after this offering is based on 1,864,548,218 ordinary shares outstanding as of May 20, 2026 and excludes:

●	79,620,500 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of USD 0.04 per share under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 39,810 ADSs);

●	58,886,430 ordinary shares issuable upon the vesting of outstanding RSUs under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 29,443 ADSs); and

●	2,559,054,120 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at a weighted average exercise price of USD 0.01 per share (equivalent to 1,279,527 ADSs at a weighted average exercise price of USD 13.79 per ADS).

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RISK FACTORS

An investment in the ADSs involves a high degree of risk. Before deciding whether to invest in ADSs, you should carefully consider the specific factors discussed below and the risks described in our most recent Annual Report on Form 20-F, as well as the other information included or incorporated by reference in this prospectus and the accompanying base prospectus, including our consolidated financial statements and the related notes, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplements, before you decide to buy the ADSs. The risks and uncertainties described below and incorporated by reference in this prospectus and the accompanying base prospectus are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus and the accompanying prospectus, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the ADSs

We may not meet the continued listing requirements of NASDAQ, which could result in a delisting of the ADSs from NASDAQ.

The ADSs are listed on NASDAQ. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of the ADSs on NASDAQ.

On October 16, 2025, we received a letter from the Listings Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that it is not in compliance with the minimum bid price requirement set forth in NASDAQ Listing Rules for continued listing on the Nasdaq Capital Market, as the closing bid price of the ADSs had been below the minimum $1.00 per share requirement under NASDAQ Listing Rule 5550(a)(2) for 30 consecutive trading days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company had an initial period of 180 calendar days from the date of the notification letter from The Nasdaq Stock Market LLC, or until April 14, 2026, to regain compliance with the minimum bid price requirement. If at any time before April 14, 2026, the closing bid price of the Company’s ADSs is USD $1.00 or more for a minimum of ten consecutive business days, the Company would be deemed to have regained compliance with the minimum bid price requirement. On March 2, 2026, we effected a change in the ratio of the ADSs to our ordinary shares, from one (1) ADS representing two hundred (200) ordinary shares, to a new ADS ratio of one (1) ADS representing two thousand (2,000) ordinary shares. Between March 2, 2026 and March 13, 2026, the closing price of the ADSs was above $1.00 per ADS. On March 16, 2026, the Company received from NASDAQ a written confirmation of compliance, and the matter is closed.

The change in ratio of the ADSs to our ordinary shares has the same effect as a reverse split of the ADSs. There can be no assurance that the ADS ratio change will result in a sustained increased in the trading price of the ADSs. In addition, a decline in the market price of the ADSs after the ratio change may result in a greater percentage decline than would occur in the absence of a ratio change. There may also be a decrease in liquidity of the ADSs and an increase in volatility of the ADS trading price. Reverse splits can be negatively perceived by market participants and thus may adversely affect investor confidence in our company. There can be no assurance that we will be able to implement additional ADS ratio changes or reverse splits in the future, whether due to shareholder approval requirements, market conditions, or other factors as needed to maintain compliance with NASDAQ listing requirements.

4

Nasdaq has adopted a series of rule changes in the recent past to expedite the delisting of securities of companies struggling to maintain the required minimum share price. Under the amended rule, when a company has been given a second 180-day compliance period and does not regain compliance with the price criteria for 10 consecutive business days prior to the end of the second period, a request for a hearing no longer stays the suspension and delisting of its security pending the Nasdaq Hearing Panel’s decision. After the second 180-day period expires, trading of the company’s security is automatically suspended, and the security will move to the over-the-counter market while the appeal is pending. In addition, under the amended rule, a listed company is not eligible for any cure period to address a deficiency in the minimum bid price requirement if it effected a reverse stock split in the prior year. Accordingly, if we fall out of compliance with the minimum bid price requirement within one year of having conducted the most recent ratio change, we will be issued a delisting decision rather than being granted any cure period. In addition, companies that fall out of compliance with the minimum bid price requirement are issued a delisting decision without being granted any cure period if they have effectuated one or more reverse stock splits within a two-year period with a cumulative ratio of 250 shares or more to one.

Moreover, NASDAQ has proposed new rule changes in January 2026 to adopt as a continued listing requirement market value of listed securities (“MVLS”) of at least $5 million. Under the proposed rule changes, companies that fail to comply with the MVLS requirement would be subject to trading suspension and immediate delisting from NASDAQ, and the review by the Nasdaq Listing Qualifications Hearings Panel (the Hearings Panel) would be limited solely to factual errors.

If in the future we fail to meet the continued NASDAQ listing requirements, as a result of which NASDAQ delists the ADSs from trading on its exchange, an investor would likely find it significantly more difficult to dispose of or obtain ADSs, and our ability to raise future capital through the sale of ADSs could be severely limited. We additionally may not be able to list ADSs on another national securities exchange, which could result in our securities being quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for ADSs and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. There can be no assurance that an active trading market for ADSs will develop or be sustained. As a result of these factors, if the ADSs are delisted from NASDAQ, the price of the ADSs is likely to decline. The delisting of the ADSs from NASDAQ could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

If the ADSs are delisted from NASDAQ, we would remain a publicly traded company on the TASE and revert to being subject to full Israeli securities laws and disclosure requirements. Accordingly, we will need to comply with U.S. and Israeli disclosure requirements, and we expect that these additional reporting requirements would increase our legal and financial compliance costs and require significant management time.

U.S. holders of ADSs may suffer adverse tax consequences if we were characterized as a passive foreign investment company.

Based on the current composition of our gross income and assets and on reasonable assumptions and projections no assurance can be given that we will not be treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes for 2026. If we were characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences such as (i) having gains realized on the sale of the ADSs treated as ordinary income rather than capital gain, not qualifying for the preferential rate otherwise applicable to dividends received in respect of the ADSs by individuals who are U.S. holders, and (ii) having interest charges apply to certain distributions by us and upon certain sales of the ADSs.

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We currently do not anticipate paying cash dividends, and accordingly, investors must rely on the appreciation in our Ordinary Shares and ADSs for any return on their investment.

We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. The ability of an Israeli company to pay dividends is governed by Israeli law, which generally provides that unless otherwise approved by a court, distributions, including cash dividends, may be made only out of retained earnings as determined for statutory purposes (subject to certain exceptions applicable to Israeli companies traded on a foreign stock exchange or dual-listed companies), and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations, as they become due. Subject to the foregoing, payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on various factors, such as our financial condition, operating results, current and anticipated cash needs and other business and economic factors that our Board of Directors may deem relevant. Since we do not have earnings, we currently do not have any ability to pay dividends or repurchase our shares, absent court approval. Therefore, the success of an investment in our Ordinary Shares and ADSs will depend upon any future appreciation in their value. There is no guarantee that our Ordinary Shares and ADSs will appreciate in value or even maintain the price at which our holders have purchased their Ordinary Shares and ADSs.

Risks Related to the Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

It is not possible to predict the number of ADSs that will be sold under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of ADSs that are sold through Wainwright after our delivery of a placement notice will fluctuate based on a number of factors, including the market price of the ADSs during the sales period, any limits we may set with Wainwright in any applicable placement notice and the demand for the ADSs. Accordingly, it is not possible at this stage to predict the number of ADSs that will ultimately be sold.

The ADSs offered hereby will be sold in “at-the-market offerings” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times likely will pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of ADSs sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for ADSs to be sold in this offering. Investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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ADSs representing a substantial percentage of our outstanding Ordinary Shares may be sold in this offering and such ADSs will be freely tradable, which could cause the price of the ADSs to decline.

A substantial number of the ADSs may be sold in the public market in this offering, and all of the ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of the ADSs to decline. This could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, Ordinary Shares or other securities convertible into or exchangeable for ADSs or our Ordinary Shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, Ordinary Shares or other securities in any other offering at a price per share that is less than the price per ADS paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to the rights of ADS holders. The price per share at which we sell additional ADSs, Ordinary Shares or securities convertible or exchangeable into ADSs or Ordinary Shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

We may not sell the maximum amount of ADSs offered by this prospectus, and even if we sell the maximum amount of ADSs offered by this prospectus, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The Agent in this offering is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use and proceed with possible acquisitions or in-licensing transactions, we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

You may experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase.

The ADSs sold in this offering, if any, will be sold from time to time at various prices. Because the price per ADS being offered may be higher than the current net tangible book value per ADS, and per underlying ordinary share, if you purchase ADSs in this offering, your interest will be diluted to the extent of the difference between the price per ADS you pay and the net tangible book value per ADS. Assuming the sale of ADSs in the aggregate amount of USD 824,331 at an assumed offering price of USD 3.78 per ADS, the last reported sale price of the ADSs on May 18, 2026 on Nasdaq, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2026 would have been USD 3,087,868, or USD 2.68 per ADS. This represents an immediate increase in net tangible book value of USD 0.20 per ADS to our existing ADS holders. See “Dilution” on page 10 for a more detailed discussion of the dilution you will incur if you purchase ADSs in this offering.

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USE OF PROCEEDS

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million. Therefore, we may issue and sell ADSs having aggregate sales proceeds of up to USD from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under, or fully utilize, the Sales Agreement with the Agent as a source of financing.

We currently intend to use the net proceeds of this offering to fund the development of our current and future oncology drug candidates, acquisition of new assets and for general working capital and corporate purposes.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty any or all of the particular uses for the net proceeds we receive from this offering, or the amounts, if any, that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash generated by our operations, the relative success and cost of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including a change in our planned course of development or the termination of a clinical development necessitated by the results of data received from preclinical studies or clinical trials, and other operational factors. As a result, our management will have broad discretion in the application of the net proceeds, which may include uses not set forth above, and investors in our securities will be relying on our judgment regarding the application of the net proceeds from this offering.

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CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of March 31, 2026.

●	on an actual basis;

●	on an as adjusted basis to give further effect to the sale of ADSs in this offering.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	As of March 31, 2026
	Actual	As Adjusted
Cash and cash equivalents and short-term deposits	$6,426	7,201

Shareholders’ equity:
Ordinary shares	-	-
Share premium	$153,708	154,483
Receipts on account of warrants	$21,145	21,145
Capital reserves	$6,036	6,036
Accumulated deficit	$(171,167)	(171,167)

Total Shareholders’ equity	$9,722	10,497
Non-controlling interest	$(58)	(58)
Total capitalization	$9,664	10,439

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DILUTION

If you invest in the ADSs, your investment will be diluted immediately to the extent of the difference between the offering price per one ADS you will pay in this offering and the as adjusted net tangible book value per ADS after giving effect to this offering.

Our net tangible book value as of March 31, 2026 was approximately USD 2.3 million, or approximately USD 2.48 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the number of ordinary shares outstanding as of March 31, 2026, adjusted to reflect the ADS-to-ordinary share ratio, with each ADS representing 2,000 ordinary shares.

After giving effect to the assumed sale of ADSs in the aggregate amount of USD 824,331 at an assumed offering price of USD 3.78 per ADS, the last reported sale price of the ADSs on the Nasdaq on May 18, 2026 and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately USD 2.68 per ADS. This represents an immediate increase in net tangible book value of USD 0.20 per ADS to our existing ADS holders and an immediate dilution in net tangible book value of USD 1.10 per ADS to new investors in this offering, as illustrated by the following table:

Assumed offering price per ADS			USD	3.78

Net tangible book value per ADS as of March 31, 2026	USD	2.48
Increase in net tangible book value per ADS attributable to this offering	USD	0.20
As adjusted net tangible book value per ADS as of March 31, 2026, after giving effect to this offering			USD	2.68

Dilution per ADS to the new investors purchasing ADSs in this offering			USD	1.10

The number of ordinary shares to be outstanding after this offering is based on 1,864,548,218 ordinary shares outstanding as of March 31, 2026 (not including one ordinary share held in treasury; such number of ordinary shares would be represented by 932,274 ADSs) and excludes:

●	79,620,500 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of USD 0.04 per share under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 39,810 ADSs);

●	58,886,430 ordinary shares issuable upon the vesting of outstanding RSUs under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 29,443 ADSs); and

●	2,559,054,120 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at a weighted average exercise price of USD 0.01 per share (equivalent to 1,279,527 ADSs at a weighted average exercise price of USD 13.79 per ADS).

The as adjusted financial information discussed above is illustrative only. To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital by issuing equity, your ownership will be further diluted.

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DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders and do not anticipate paying any cash dividends for the foreseeable future. We anticipate that, for the foreseeable future, we will retain any future earnings to finance operations and the development of our business. The distribution of dividends may also be limited by the Companies Law, which permits the distribution of dividends, including share repurchases, only out of retained earnings or earnings derived over the two most recent fiscal years prior to the distribution, whichever is higher, according to the then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not already reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution (referred to as the “profit test”). If we do not meet the profit test, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if the Board and, if applicable, the court, determines that that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due (referred to as the “solvency test”). Pursuant to regulations promulgated under the Companies Law, as an Israeli company dual listed on the TASE and the Nasdaq, the Board may resolve to distribute a dividend by way of a share repurchase program if it does not meet the profit test without seeking the approval of the court, subject to the following: (i) the company meets the solvency test; and (ii) the company provided a notice to certain creditors regarding its intention to distribute a dividend by way of a share repurchase program without meeting the profit test and no such creditor submits an objection within 30 days of the notice (otherwise, court approval would be required for such distribution in accordance with the requirements of the Companies Law).

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MATERIAL TAX CONSIDERATIONS

Israeli Tax Considerations and Government Programs

The following is a summary of the material Israeli tax laws applicable to us, and some Israeli Government programs benefiting us. This section also contains a discussion of some Israeli tax consequences to persons owning our ordinary shares and ADSs. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion are based on a new tax legislation which has not been subject to judicial or administrative interpretation. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

Shareholders are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of our Ordinary Shares and ADSs, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to company tax on their taxable income. The Israeli corporate tax rate is 23% since 2018.

Taxation of Shareholders

Capital Gains

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of capital assets by a non-resident of Israel if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, or (iv) a right in a foreign resident corporation, which in its essence is the owner of a direct or indirect right to property located in Israel (with respect to the portion of the gain attributed to the property located in Israel), unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The law distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain, which is equivalent to the increase of the relevant asset’s purchase price, which is attributable to the increase in the Israeli consumer price index between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus.

The tax rate applicable to capital gains derived from the sale of the ordinary shares or ADSs, whether listed on a stock market or not, is subject to a marginal tax rate according to Section 121 of the Israeli Income Tax Ordinance but shall not exceed 25% for Israeli individuals, unless such shareholder claims a deduction for financing expenses in connection with such shares, in which case the gain will generally be taxed at a rate of 30%. Additionally, if such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale (i.e., such shareholder holds directly or indirectly, including jointly with others, at least 10% of any means of control in the company) the tax rate will be 30%. However, different tax rates may apply to dealers in securities and shareholders who acquired their shares prior to an initial public offering. Israeli companies are subject to the corporate tax rate as specified in Section 126 of the Ordinance on capital gains derived from the sale of shares.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% for corporations, and a marginal tax rate of up to 47% for individuals.

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Notwithstanding the foregoing, real capital gains generated from the sale of our Ordinary Shares or ADSs by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Ordinary Shares or ADSs were purchased upon or after the registration of the Ordinary Shares or ADSs on a non-Israeli stock exchange (NASDAQ); and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold more than 25% or more means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the Ordinary Shares or ADSs are deemed to be business income.

In addition, the sale of the Ordinary Shares or ADSs may be exempt from Israeli capital gain tax under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for such an exemption). For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale of the Ordinary Shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days in the aggregate during the taxable year; (iii) the capital gain from the sale, exchange or disposition was not derived through a permanent establishment of the U.S. resident; and (iv) the capital gains arising from such sale, exchange or disposition is not attributed to real estate located in Israel or a resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Ordinary Shares or ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the Ordinary Shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax upon sale of Ordinary Shares or ADSs from the amount of consideration paid upon the sale of the securities (or on the real capital gain realized on the sale, if known), at a rate of 25% for an individual or at a rate of corporate tax for a corporation (23% in 2018 and thereafter).

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israel Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

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Dividends

Dividends distributed by a company from income, which is not attributed to an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise or a Preferred Technology Enterprise, as defined in the Israel’s Encouragement of Capital Investment Law, 1959, to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Non-Israeli residents (either an individual or a corporation) are generally subject to Israeli tax on the receipt of dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). Dividends distributed by an Israeli resident company from income, which is attributed to a Preferred Enterprise or Preferred Technology Enterprise, to a non-Israeli resident (either an individual or a corporation) are generally subject to withholding tax at a rate of 20%. These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel and is subject to certain exemptions under such treaty.

Payers of dividends on our shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder of his, her or its foreign residency, to withhold taxes upon the distribution of dividends at a rate of 25%, provided that the shares are registered with a nominee company (for corporations and individuals).

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 721,560 for 2024, 2025 and 2026), will be subject to an additional tax on any income in excess of such amount, at the rate of 3% on any such taxable income prior to January 1, 2025 and commencing January 1, 2025, at the rate of 3% of any such active taxable income and 5% of any such passive taxable income. For this purpose, passive taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

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Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the ADSs by a “U.S. Holder,” as defined below. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of the ADSs pursuant to this offering and that will hold such ADSs as capital assets, and does not address any U.S. tax consequences to “Non-U.S. Holders,” as defined below. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax exempt entities or organizations;

●	certain former citizens or residents of the United States;

●	persons that received ADSs as compensation for the performance of services;

●	persons that will hold ADSs or as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass- through entities, or holders that will hold ADSs or through such an entity;

●	U. S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; or

●	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any U.S. state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of the ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs in their particular circumstances.

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For purposes of this description, the term “U.S. Holder” means a beneficial owner of the ADSs that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of the ADSs that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of the ADSs in its particular circumstances.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Exchange of ADSs for ordinary shares

In general, if you hold ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying ordinary shares represented by those ADSs. In addition, you will receive a basis in your ordinary shares equal to the basis of your ADSs exchanged for such shares.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your ADSs before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to “qualified dividends”, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such lower rate of taxation will not apply if we are a PFIC for the taxable year in which we pay a dividend or the preceding taxable year. Dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in your ADSs and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held the ADSs for more than one year.

If you are a U.S. Holder, dividends paid to you with respect to your ADSs will be foreign source income for foreign tax credit purposes. Subject to certain conditions and limitations, Israeli tax withheld on dividends may generally be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

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The amount of a distribution paid to a U.S. Holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. Holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. Holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or other disposition of the ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in the ADSs, and such gain or loss will be capital gain or loss. The adjusted tax basis in an ADS generally will be equal to the cost of such ADS. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of an ADS is generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period determined at the time of such sale, exchange or other disposition for such ADS exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. A foreign tax credit for foreign taxes imposed on capital gains may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and it is possible that the ability of a U.S. Holder to claim a foreign tax credit for any such Israeli tax will be limited. You should consult your tax advisor to determine whether, and to what extent, you will be entitled to this credit.

Passive Foreign Investment Company Consequences

We may be classified as a PFIC for the 2026 tax year. If we are indeed so classified for 2026 or in any other taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of the ADSs, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the ADSs, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ADSs, regardless of whether we continue to meet the tests described above.

If we are indeed properly classified as a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of the ADSs.

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If a U.S. Holder makes the mark-to-market election, then, in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in its ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the tax and interest charge rules discussed above with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including stock in any of our subsidiaries that are treated as PFICs. If a U.S. Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If we are a PFIC and a U.S. Holder makes a Qualified Electing Fund Election under Section 1295 of the Code (“QEF Election”) for the first tax year in which its holding period of its ADSs begins, such U.S. Holder generally will not be subject to the PFIC rules discussed above with respect to its ADSs. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the ADSs to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of ADSs.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the ADSs in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

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A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that, for each tax year that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements or make available to U.S. Holders a PFIC Annual Information Statement or any other information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

A U.S. Holder who owns ADSs during any year in which we are a PFIC, will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisors regarding application of the PFIC rules.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may apply to a portion of their “excess distribution” income arising from distributions made on ADSs, or from the disposition of ADSs. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the ADSs.

Certain Reporting Requirements with Respect to Payments of Offer Price

U.S. Holders paying more than USD 100,000 for ADSs generally will be required to file IRS Form 926 reporting the payment of the Offer Price for ADSs to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of ADSs Information reporting generally will apply to payments of dividends on the ADSs, and to proceeds from the sale or redemption of ADSs made within the United States, or by a U.S. payer or U.S. middleman, to a holder of ADSs, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payer may be required to withhold backup withholding tax from any payments of dividends on the ADSs, or the proceeds from the sale or redemption of ADSs within the United States, or by a U.S. payer or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Wainwright under which, and pursuant to this prospectus and the accompanying base prospectus, we may issue and sell up to USD 824,331 of the ADSs from time to time through or to Wainwright as our sales agent or principal. Sales of the ADSs, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including, without limitation, sales made directly on or through Nasdaq, the existing trading market for the ADSs, on or through any other existing trading market for the ADSs, to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in any other method permitted by law.

Wainwright will offer the ADSs subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Wainwright. We will designate the maximum number or amount of ADSs to be sold through Wainwright on a daily basis or otherwise determine such maximum number or amount together with Wainwright. Subject to the terms and conditions of the Sales Agreement, Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Wainwright not to sell ADSs if the sales cannot be effected at or above a minimum price designated by us in any such instruction. Wainwright or we may suspend the offering of the ADSs being made through Wainwright under the Sales Agreement upon proper notice to the other party. Wainwright and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement at each party’s sole discretion at any time. The offering of the ADSs pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

We agreed to pay Wainwright commissions for its services in acting as agent in the sale of the ADSs. Wainwright is entitled to a commission in an amount equal to 3.0% of the gross proceeds from the sale of the ADSs offered hereby sold by Wainwright. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount not to exceed $50,000, which was paid at commencement of offering, and up to a maximum of $2,500 per due diligence update session conducted in connection with each date we file periodic financial information on Form 6-K or our Annual Report on Form 20-F or file a new registration statement, prospectus or prospectus supplement or amend the Sales Agreement, plus any incidental expense incurred by Wainwright in connection therewith. The total expenses for the offering, excluding compensation payable to Wainwright under the terms of the Sales Agreement, have been paid.

Wainwright will be responsible for a particular day’s sales and will provide written confirmation to us no later than the next succeeding trading day on Nasdaq after each such day on which ADSs are sold through Wainwright under the Sales Agreement. Each confirmation will include the amount or number of ADSs sold through Wainwright on that day, the volume-weighted average price of the ADSs sold, the percentage of the daily trading volume and the net proceeds to us from such sales.

Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the first trading day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ADSs on our behalf pursuant to the Sales Agreement, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Wainwright will not engage in any transactions that stabilize the ADSs.

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Wainwright and certain of its affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. In September 2025, Wainwright acted as placement agent for a public offering for us for which it received customary compensation. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our report on Form 6-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus and the accompanying base prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Information By Reference”.

This prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus and the accompanying base prospectus electronically.

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 and has not been filed with or approved by the Israel Securities Authority

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus, as well as certain legal matters concerning this offering, will be passed upon for us by FISCHER (FBC & Co.), Tel Aviv, Israel. Certain legal matters concerning this offering, will be passed upon for us by Haynes and Boone LLP, New York, New York. H.C. Wainwright & Co. is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this website at http://www.sec.gov. For so long as we are also listed on the TASE, these SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. In addition, our principal shareholders are exempt from the reporting obligations contained in Section 16(a) of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year. We have also agreed contractually under the Sales Agreement or our ATM program to submit to the SEC, on Form 6-K, an interim balance sheet and income statement as of the end of the first and/or third quarters of each fiscal year if we shall desire to sell ADSs pursuant to the Sales Agreement during certain time periods.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

Any statements in this prospectus about any of our agreements, contracts or other documents is not necessarily complete. If the agreement, contract or document is filed as an exhibit to any of our reports incorporated by reference into this prospectus, such agreement, contract or document is deemed to modify the description contained in this prospectus. We urge you to review the exhibits themselves for a complete description of the agreement, contract or document.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026; and

●	our Reports on Form 6-K furnished to the SEC on January 7, 2026, February 25, 2026, March 13, 2026, March 17, 2026, March 25, 2026, April 23, 2026, April 27, 2026 and May 15, 2026.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street, Science Park,

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

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Purple Biotech Ltd.

Up to USD 824,331

American Depositary Shares Representing Ordinary Shares

PROSPECTUS

H.C. Wainwright & Co.

, 2026

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of breach of duty of care with respect to a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5738–1968 (“Securities Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by the office holder in such capacity, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on an office holder in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against an office holder by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon such office holder as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	a monetary liability imposed on an office holder in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses associated with an Administrative Procedure conducted regarding an office holder, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against an office holder by the company, on its behalf, or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed in its capacity as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third-party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third-party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must generally be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders. The compensation committee may approve the procurement of directors’ and officers’ liability insurance policy without the need for shareholder approval, if it determines that, pursuant to the relief regulations promulgated under the Companies Law, the provision of such insurance coverage to the office holders under our directors and officers liabilities insurance policy is on market terms, is not likely to have a material adverse effect on our profits, assets or obligations, and is consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy within the parameters set forth in our Compensation Policy.

We have issued letters of indemnity (the “Indemnity Letters”) to each of our current office holders pursuant to which we undertook to indemnify such office holders to the fullest extent permitted by applicable law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our Board based on our activities, as set forth in the Indemnity Letters. According to the Indemnity Letters, the total accumulative sum of indemnification that may be paid by us to all office holders will not exceed a sum equal to 25% of our shareholders’ equity according to our latest audited or reviewed consolidated financial statements, as of the date of indemnification. The payment of indemnity amounts will not prejudice the right of office holders to receive insurance coverage benefits.

In addition, we have issued letters of exemption to each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law.

We expect to indemnify Isaac Israel for obligations, including the deductibles for our directors’ and officers’ liability insurance policy, and we may be required to pay costs and expenses he may incur related to the “Atzmon Claim” described in “Item 8. Financial Information - A. Consolidated Statements and Other Financial Information - Legal Proceedings” of our Annual Report on Form 20-F for the year ended December 31, 2025, pursuant to the Indemnity Letter issued to him. To our knowledge, other than with respect to the foregoing proceeding, there is no previous or pending litigation or proceedings against any of our office holders as to which indemnification is being, or may be sought, nor are we aware of any other pending or threatened litigation or proceeding that may result in claims for indemnification by any office holder.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately preceding the signature pages of this Registration Statement.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1****	Form of Underwriting Agreement
1.2	At the Market Offering Agreement, dated as of September 19, 2025, by and between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on September 19, 2025)
3.1	Memorandum of Association of the Registrant (originally filed as Exhibit 99.3 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on December 10, 2020 and incorporated herein by reference thereto)
3.2	Amended and Restated Articles of Association of the Registrant (originally filed as Exhibit 99.2 to the Registrant’s Form 6-K furnished to with the Securities and Exchange Commission on December 10, 2020 and incorporated herein by reference thereto)
4.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015)
4.2	Form of American Depositary Receipt included as Exhibit A to the Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to the prospectus filed with the Securities and Exchange Commission on December 22, 2020)
4.3	Form of Warrant issued to purchasers in the June 2018 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.4	Form of Warrant issued to purchasers in the June 2020 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 25, 2020)
4.5	Form of Amendment to Existing Warrants issued to the purchaser in the October 2023 offering (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on October 19, 2023)
4.6	Form of Series A-1 Warrant issued to the purchaser in the July 2024 warrant exercise and reload transaction (incorporated by reference to Exhibit 1.3 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 2, 2024)
4.7	Form of Series A-2 Warrant issued to the purchaser in the July 2024 warrant exercise and reload transaction (incorporated by reference to Exhibit 1.4 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 2, 2024)
4.8	Form of Placement Agent Warrant issued to the Placement Agent in the July 2024 warrant exercise and reload transaction (incorporated by reference to Exhibit 1.5 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 2, 2024)
4.9	Form of Placement Agent Warrant issued to the Placement Agent in the December 2024 offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on December 4, 2024)
4.10	Form of Pre-Funded Warrant issued to the purchasers in the September 2025 public offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on September 5, 2025)
4.11	Form of Warrant issued to the purchasers in the September 2025 public offering incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on September 5, 2025)
4.12	Form of Placement Agent Warrant issued to the Placement Agent in the September 2025 public offering (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on September 5, 2025)
4.13****	Form of Warrant
4.14****	Form of Overallotment Purchased Right
4.15****	Form of Subscription Right Agreement (including form of Right Certificate)
4.16****	Form of Unit Agreement (including form of Unit Certificate)
4.17****	Form of Capital Note
5.1±	Opinion of Law Office of FISCHER (FBC & Co.)
5.2±	Opinion of Haynes and Boone LLP, U.S. legal counsel to the Registrant.
23.1±	Consent of Law Office of FISCHER (FBC & Co.) (included in Exhibit 5.1)
23.2±	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
23.3±	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International.
24.1±	Power of Attorney (included on signature page)
107±	Filing Fee Table

±	Filed herewith

****	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on May 20, 2026.

PURPLE BIOTECH LTD.

By:	/s/ Gil Efron
	Name:	Gil Efron
	Title:	Director and Chief Executive Officer

By:	/s/ Shai Lankry
	Name:	Shai Lankry
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Purple Biotech Ltd., a company incorporated under the laws of the State of Israel, do hereby constitute and appoint Gil Efron and Shai Lankry, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Eric K. Rowinsky	Chairman of the Board of Directors	May 20, 2026
Eric K. Rowinsky

/s/ Isaac Israel	Director	May 20, 2026
Isaac Israel

/s/ Simcha Rock	Director	May 20, 2026
Simcha Rock

/s/ Ido Agmon	Director	May 20, 2026
Ido Agmon

/s/ Yael Margolin	Director	May 20, 2026
Yael Margolin

/s/ Robert Gagnon	Director	May 20, 2026
Robert Gagnon

/s/ Suzana Nahum-Zilberberg	Director	May 20, 2026
Suzana Nahum-Zilberberg

/s/ Gil Efron	Director and Chief Executive Officer (Principal Executive Officer)	May 20, 2026
Gil Efron

/s/ Shai Lankry	Chief Financial Officer	May 20, 2026
Shai Lankry	(Principal Financial Officer and Principal Accounting Officer)

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 on this 20th day of May, 2026.

By:	Puglisi & Associates
Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director